SCHEDULE  A

Fund*						Annual Percentage Rate

Focus Equity Fund (1)					0.90% of average net assets
up to $500 million; 0.85% on the
next $500 million; and 0.80% over
$1 billion


Emerging Markets Debt Fund				1.25%


Emerging Markets Income Fund (1)			0.75% of average net assets
up to $500 million;
  (formerly Worldwide High Income Fund)                       0.70% on the
next $500 million; and 0.65% over
$1 billion

Emerging Markets Fund (3)				1.25% of average net assets
up to $500 million; 1.20% on the
next $500 million; 1.15% on the
next $1.5 billion; and 1.00% over
$2.5 billion


Global Equity Allocation Fund (1)			1.00% of average net assets
up to $750 million; 0.95% on the
next $500 million; and 0.90% over
$1 billion

Global Value Equity Fund (3)				0.67% of average net assets
up to $1 billion; 0.645% on the
next $500 million; 0.62% on the
next $1 billion;  0.595% on the
next $1 billion; 0.57% on the next
$1 billion; and 0.545% over $4.5
billion

International Magnum Fund (1)				0.80% of average net assets
up to $500 million; 0.75% on the
next $500 million; and 0.70% over
$1 billion

Japanese Equity Fund					1.00%

American Value Fund (3)				0.72% of average net assets on the
first $1 billion; 0.65% over $1
billion

Equity Growth Fund (1)					0.80% of average net assets
up to $500 million; 0.75% on the
next $500 million; and 0.70% over
$1 billion

Growth and Income Fund II				1.00%


Global Franchise Fund (2)              		 0.80% on average net assets
up to $500 million; 0.75% on  the
next $500 million; and 0.70% over $1
billion







* For ease of reference the words "Van Kampen," which begin the name of each Fund have been omitted (except Money Market Funds, which begin with the name "Morgan Stanley").



(1) The current fee schedule was approved by the Board of Directors effective April 17, 2000.

(2) The current fee schedule was approved by the Board of Directors effective May 26, 2004

(3) The current fee schedule was approved by the Board of Directors effective November 1, 2004








R:Legal/Chi/Legal/Lglinvst/Contracts/Advisory/VKSeries 7/30/98		02/22/05